GOODWIN, PROCTER & HOAR
                               COUNSELLORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881

                                                      Telephone (617) 570-1000
                                                      Telecopier (617) 523-1231
                               February 25, 1998

USAA Mutual Fund, Inc.
USAA Building
9800 Fredericksburg Road
San Antonio, Texas 78288

Ladies and Gentlemen:

     We hereby consent to the reference in Post-Effective Amendment No. 47 (the "Amendment") to the Registration Statement (No. 2-49560) on Form N-1A of USAA Mutual Fund, Inc. (the "Registrant"), a Maryland corporation, to our opinion with respect to the legality of the shares of the Registrant representing interests in the Science and Technology Fund and First Start Growth Fund (previously known as the Young Investors Growth Fund) series of the Registrant, which opinion was filed with Post-Effective Amendment No. 45 to the Registration Statement.

     We also hereby consent to the reference to this firm in the Statement of Additional Information under the heading "General Information--Counsel" which form a part of the Amendment and to the filing of this consent as an exhibit to the Amendment.

                                               Very truly yours,


                                               /S/ Goodwin, Procter & Hoar LLP
                                               --------------------------------
                                               GOODWIN, PROCTER & HOAR   LLP

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